                                                                    EXHIBIT 99.1


                        CONVERGENT COMMUNICATIONS, INC.

                   PRO FORMA CONDENSED FINANCIAL INFORMATION

                                 INTRODUCTION

                                  (Unaudited)

The following unaudited pro forma condensed consolidated balance sheet and statements of operations illustrate the disposition of the assets and liabilities relating to our voice key systems and PBX operations. The sale was closed on January 26, 2001. At closing we received $2.7 million of cash, with the remainder going into escrow until certain additional conditions are satisfied.

The pro forma consolidated balance sheet as of September 2000 was prepared as if the sale had occurred September 30, 2000. The pro forma consolidated statements of operations were prepared as if the sale had occurred at the beginning of each period presented.

The pro forma condensed financial information is presented for illustrative purposes only and does not purport to represent what our financial position or results of operations would have been had the transaction described in fact occurred on the date or at the beginning of the periods indicated or to project our financial position or results of operations for any future date or period. The pro forma disposition adjustments are based upon available information that we believe is reasonable under the circumstances.

The following pro forma condensed financial information should be read in conjunction with (i) our audited financial statements for the year ended December 31, 1999, which are contained in our 1999 Annual Report on Form 10-K/A; and (ii) our unaudited financial statements for the nine months ended September 30, 2000, which are contained in our Quarterly Report on Form 10-Q for the period ended September 30, 2000.

Furthermore, in connection with the sale, we will recognize approximately $66.7 million as a charge for discontinued operations in the year ended December 31, 2000, that is not presented in the pro forma financial statements. This charge is primarily comprised of the loss related to the sale of a portion of the net assets of the discontinued operations and the write-down to net realizable value of the remaining assets of the discontinued operations including an approximate $32.6 million write-off of goodwill. Also included is an estimated $9.7 million of operating losses from discontinued operations from November 30, 2000, the measurement date, through the close of the sale.

                        CONVERGENT COMMUNICATIONS, INC.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 2000
                           (In Thousands of Dollars)
                                  (Unaudited)

                                                                   Previously            Pro Forma
                                                                     Stated             Adjustments                   Pro Forma
                                                                 -------------        ---------------              ---------------
ASSETS
  Cash and cash equivalents and
    short-term investments                                       $      72,222        $         2,077  (a)         $        74,299
  Restricted cash                                                       20,514                     --                       20,514
  Trade accounts receivable, net                                        38,794                (22,483) (b)                  16,311
  Inventory                                                             12,957                 (8,530) (b)                   4,427
  Prepaid expenses and other current assets                             15,965                  8,561  (d)                  24,526
                                                                 -------------        ---------------              ---------------
      Total current assets                                             160,452                (20,375)                     140,077

  Property, network and equipment, net                                  72,934                (11,729) (b)                  61,205

  Restricted cash                                                       11,532                     --                       11,532
  Goodwill, net                                                         35,481                (33,694) (b)                   1,787
  Other intangible assets, net                                          11,327                     --                       11,327
  Investments, leases receivable and other assets                       13,547                   (111) (b)                  13,436
  Net remaining assets of discontinued operations                           --                  2,343  (e)                   2,343
                                                                 -------------        ---------------              ---------------
      Total assets                                               $     305,273        $       (63,566)             $       241,707
                                                                 =============        ===============              ===============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
  Trade accounts payable and accrued liabilities                 $      40,757        $         7,823  (c)         $        48,580
  Accrued interest expense                                              10,400                     --                       10,400
  Deferred revenue and customer deposits                                10,011                 (4,653) (b)                   5,358
  Current portion of notes payable and capital leases                   20,312                 (1,359) (a)                  18,953
                                                                 -------------        ---------------              ---------------
      Total current liabilities                                         81,480                  1,811                       83,291

  Notes payable and capital leases, net of current portion             185,753                   (176) (a)                 185,578

  Redeemable Preferred stock                                           158,600                     --                      158,600

  Shareholders' equity (deficit)                                      (120,560)               (65,202) (f)                (185,762)
                                                                 -------------        ---------------              ---------------
      Total liabilities and shareholders' equity                 $     305,273        $       (63,566)             $       241,707
                                                                 =============        ===============              ===============

                           CONVERGENT COMMUNICATIONS, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
               (In Thousands of Dollars, except Per Share Data)
                                  (Unaudited)


                                            Previously      Pro Forma
                                              Stated       Adjustments           Pro Forma
                                           -----------     -----------         -----------
Revenue                                    $   159,922     $   (89,823) (g)    $    70,099

Cost of sales, excluding depreciation          125,410         (65,054) (g)         60,356
Selling, general and administrative            103,985         (36,401) (g)         67,584
Restructuring charges                              --                                  --
Depreciation and amortization                   17,295          (5,743) (l)         11,552
Impairment of long-lived assets                    650            (650) (l)            --
                                           -----------     -----------         -----------
  Total operating expenses                     247,340        (107,848)            139,492
                                           -----------     -----------         -----------

Operating loss                                 (87,418)         18,025             (69,393)

Interest expense                               (25,491)            385             (25,106)
Interest income and other                        4,649             --                4,649
                                           -----------     -----------         -----------

  Net loss from continuing operations      $  (108,260)    $    18,410         $   (89,850)
                                           ===========     ===========         ===========

Net loss per share (basic and diluted)     $     (5.32)                        $     (4.41)
                                           ===========                         ===========

Weighted average shares outstanding
  (basic and diluted)                           20,356                              20,356
                                           ===========                         ===========

                        CONVERGENT COMMUNICATIONS, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
               (In Thousands of Dollars, except Per Share Data)
                                  (Unaudited)

                                                   Previously       Pro Forma
                                                     Stated        Adjustments          Pro Forma
                                                   ----------     ------------          ---------

Revenue                                            $  159,583     $ (56,116) (g)     $  103,467

Cost of sales, excluding depreciation                 144,358       (45,736) (g)         98,622
Selling, general and administrative                   100,997       (32,717) (g)         68,280
Restructuring charges                                  21,695        (3,700) (h)         17,995
Depreciation and amortization                          24,847        (6,745) (l)         18,102
Impairment of long-lived assets                        17,789        (1,391) (l)         16,398
                                                   ----------     ---------          ----------
   Total operating expenses                           309,686       (90,289)            219,397
                                                   ----------     ---------          ----------

Operating loss                                       (150,103)       34,173            (115,930)

Interest expense                                      (22,019)          575             (21,444)
Interest income and other                               5,267             -               5,267
                                                   ----------     ---------          ----------

   Net loss from continuing operations             $ (166,855)    $  34,748          $ (132,107)
                                                   ==========     =========          ==========

Net loss per share (basic and diluted)             $    (5.72)                       $    (4.53)
                                                   ==========                        ==========

Weighted average shares outstanding
   (basic and diluted)                                 29,165                            29,165
                                                   ==========                        ==========

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                        CONVERGENT COMMUNICATIONS, INC.

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                                (U. S. DOLLARS)
                                  (Unaudited)

Notes
     (a)  Receipt of cash proceeds net of payment of transaction costs.
     (b) Elimination of assets and liabilities associated with the discontinued operation.
     (c) Represents accrual of severance and other transaction costs not paid at closing, net of the elimination of liabilities associated with the discontinued operation.
     (d) Represents the portion of the purchase price held in escrow pending satisfaction of certain conditions, net of the elimination of other current assets associated with the discontinued operation.
     (e)  Reclassification of the remaining balance of assets not disposed of.
     (f)  Represents the net impact of the above adjustments.
     (g) Represents the elimination of revenue and expenses related to the discontinued operation.
     (h) Represents the elimination of depreciation, amortization and impairment expenses related to the assets, including goodwill, of the discontinued operations.
     (i) Represents the elimination of the portion of restructuring charges related to the closure of offices of the discontinued operations during the third quarter of 2000.